SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 May 8, 2006
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                             American TonerServ Corp.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Delaware                 333-120688             33-0686105
---------------------------   -----------------  ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


         475 Aviation Boulevard, Suite 100, Santa Rosa, California 95403
         ---------------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                 (800) 304-4156
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))









ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     On May 8, 2006, American TonerServ Corp. (the "Company") entered into binding agreements to issue shares of Series C Convertible Preferred Stock ("Series C Shares") to accredited investors in a private offering. A total of 1,067,884 Series C Shares will be issued to 12 accredited investors.

     A total of 832,884 Series C Shares will be issued in exchange for outstanding convertible notes and the interest accrued thereon, along with the warrants that were issued with the convertible notes. The total amount of principal and interest of the convertible notes exchanged for Series C Shares is $832,884. In addition, 235,000 Series C Shares will be issued for $235,000 in cash. The proceeds from the sales of Series C Shares for cash will be used for working capital.

       Each Series C Share will initially be convertible into one share of the Company's common stock (subject to certain anti-dilution adjustments) at any time at the holder's option. Each Series C Share will automatically be converted into one share of Common Stock (subject to certain anti-dilution provisions) upon (i) the affirmative vote of a majority of the outstanding shares of the Preferred Stock (voting together as a single class) or (ii) the consummation of an underwritten public offering with aggregate proceeds in excess of $3,000,000.

     The holders of the Series C Shares will vote together with the holders of common stock on an "as if converted" basis. The holders of the Series C Shares will also be entitled to vote as a separate class as required by Delaware law. In addition, approval of a majority of the Series C Shares (voting together as a single class) will be required on (i) the creation of any senior or pari passu security, (ii) redemptions or repurchases of common stock or preferred stock, (iii) consummation of any liquidation event, (iv) any increase or decrease in the number of authorized shares of preferred stock or common Stock (v) any adverse change to the rights, preferences, and privileges of the Series C Shares, (vi) and any amendment of the Company's Certificate of Incorporation.

     The Certificate of Designations, Preferences and Rights for Series C Shares has not yet been filed with the Delaware Secretary of State.

     In connection with the sale of the Series C Shares the Company relied upon the exemptions provided by Section 4(2) of the Securities Act of 1933 (the "Act"), and Rule 506 under the Act. The securities were sold to persons who were already shareholders of the Company as well as persons with whom Directors of the Company had a prior business relationship. The Company reasonably believes that all of these investors are "Accredited Investors," as defined under the Act, who had access to complete information concerning the company. Each investor was given a private placement memorandum that provided detailed information about the Company and the securities to be issued, and investors were given an opportunity to ask questions of management. No advertising or other general solicitation was used in connection with the offering. The investors signed subscription documents representing that they were acquiring the securities for investment purposes only. A restrictive legend will be placed on the certificates representing the securities issued.





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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   AMERICAN TONERSERV CORP.



Dated: May 12, 2006                By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker
                                       President















































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